Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-149384) of Community Bankers Acquisition Corporation of our report dated April 13, 2007 relating to our audits of the consolidated financial statements of TransCommunity Financial Corporation, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the captions “Experts” in such Joint Proxy Statement/Prospectus.
/s/ McGladrey & Pullen, LLP
Richmond, Virginia
March 10, 2008